SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                     Date of Report
                     (Date of earliest
                     event reported):        July 22, 1999


                           MGIC Investment Corporation
             (Exact name of registrant as specified in its charter)


   Wisconsin                      1-10816                        39-1486475
(State or other               (Commission File                 (IRS Employer
jurisdiction of                    Number)                  Identification No.)
incorporation)


              250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 (Address of principal executive offices, including zip code)


                                 (414) 347-6480
                         (Registrant's telephone number)

Item 5.  Other Events.

         On July 22, 1999, the Board of Directors of MGIC Investment Corporation (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value, of the Company (the "Common Shares"). The dividend is payable on August 9, 1999 to the shareholders of record on that date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one-half of one Common Share, at a price of $225 per Common Share (equivalent to $112.50 for each one-half of a Common Share), subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated July 22, 1999 (the "Rights Agreement"), between the Company and Firstar Bank Milwaukee, N. A., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership  of  15% or  more  of  the  outstanding  Common  Shares  (the  "Shares
Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share
certificates   outstanding   as  of  the  Record  Date,  by  such  Common  Share
certificate.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on July 22, 2009 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, or the Rights Agreement is amended, in each case as described below.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares; (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares; or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

         In the event that any person becomes an Acquiring Person (a "Flip-In Event"), holders of Rights will thereafter generally have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

         In the event that, at any time following the Shares  Acquisition  Date,
(i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that holders of Rights will (subject to the limitations set forth in the Rights Agreement) thereafter have the right to receive, upon the exercise thereof at the then current
Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued. In lieu of fractional Common Shares equal to one-half of a Common Share or less, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share, which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares.

         The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

         At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Other than amendments that would change the Redemption Price or move to an earlier date the expiration of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         As of June 30, 1999, there were 109,077,962 Common Shares issued and outstanding (and 6,852,772 Common Shares reserved for issuance). Each outstanding Common Share on the Record Date will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right for each Common Share which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until the Shares Acquisition Date redeem all but not less than all the then outstanding Rights at $.001 per Right. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its shareholders.

         The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights will be filled as an exhibit to the Company's Form 8-A relating to the registration of the Rights. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MGIC INVESTMENT CORPORATION



Date:  July 26, 1999                  By:/s/Jeffrey H. Lane
                                         Jeffrey H. Lane
                                         Senior Vice President, General Counsel
                                           and Secretary